Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Transocean Inc.:

(1)	Registration Statement (Form S-3 No. 333-58604),
(2)	Registration Statement (Form S-4 No. 333-46374 as amended by Post- Effective Amendments on Form S-8 and Form S-3),
(3)	Registration Statement (Form S-4 No. 333-54668 as amended by Post-Effective Amendments on Form S-8 and Form S-3),
(4)	Registration Statement (Form S-8 No. 033-64776),
(5)	Registration Statement (Form S-8 No. 033-66036),
(6)	Registration Statement (Form S-8 No. 333-12475),
(7)	Registration Statement (Form S-8 No. 333-58211),
(8)	Registration Statement (Form S-8 No. 333-58203),
(9)	Registration Statement (Form S-8 No. 333-94543),
(10)	Registration Statement (Form S-8 No. 333-94569),
(11)	Registration Statement (Form S-8 No. 333-94551),
(12)	Registration Statement (Form S-8 No. 333-75532),
(13)	Registration Statement (Form S-8 No. 333-75540),
(14)	Registration Statement (Form S-8 No. 333-106026),
(15)	Registration Statement (Form S-8 No. 333-115456),
(16)	Registration Statement (Form S-8 No. 333-130282),
(17)	Registration Statement (Form S-8 No. 333-147669),
(18)	Registration Statement (Form S-8 No. 333-147670), and
(19)	Registration Statement (Form S-3 No. 333-147785);

of our reports dated February 27, 2008, with respect to the consolidated financial statements and schedule of Transocean Inc. and Subsidiaries, and the effectiveness of internal control over financial reporting of Transocean Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/ Ernst & Young LLP
Houston, Texas
February 27, 2008